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                                                                 EXHIBIT 3(a)(i)
                               STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------


         I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "THE ACTAVA GROUP INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MARCH, A.D. 1994, AT 1:50 O'CLOCK P.M.
         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                     /s/ WILLIAM T. QUILLEN
                                     --------------------------------------
                                         WILLIAM T. QUILLEN, SECRETARY OF STATE

                                         AUTHENTICATION:  7072077
                                                   DATE:  03-29-94
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                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                            THE ACTAVA GROUP INC.


This is the Restated Certificate of Incorporation of The Actava Group Inc. (hereinafter called the Corporation), which was originally incorporated under the name "F.I., Inc." The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 15, 1968. Prior Restated Certificates of Incorporation were filed with the Secretary of State of the State of Delaware on September 13, 1974, November 23, 1982 and May 17, 1985, respectively. A Certificate of Amendment was filed with the Secretary of State of the State of Delaware on May 27, 1987 and a Certificate of Ownership and Merger was filed with the Secretary of State of the State of Delaware on July 19, 1993. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of
Section 245 of the General Corporation Law of the State of Delaware and only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented. There is no discrepancy between the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented and the provisions of this Restated Certificate of Incorporation, which are as follows:

         FIRST: The name of the corporation (hereinafter called the Corporation) is

                            THE ACTAVA GROUP INC.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes of the Corporation are as follows:

         (1) To engage in the business of broadcasting, televising, transmitting and otherwise communicating by closed circuit, radio, television, microwave and any and all other lawful means; to engage in the business of producing, selling, licensing and otherwise generally trading and dealing in entertainment and advertising of every kind and description; to construct and to engage in the business of constructing buildings and structures of all kinds including, without limitation, grain storage bins and related equipment and metal buildings; to engage in the business of developing, printing and other processing of, and selling and distributing, photographic film; to manufacture, buy, sell, fabricate, process and deal in lawn mowing equipment and garden
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tools and earth moving and tillage equipment and machinery; to engage in the business of forming, joining, fabricating and bending tin, steel, and other metals and products constructed thereof; and to buy, sell, mortgage, lease, manage, hold, partition and deal in real estate, land and buildings.

         (2) To manufacture, fabricate, import, export, purchase, sell, mortgage, lease, manage, hold, trade and deal in manufactured products, materials, processes, systems, goods, wares and merchandise of every kind and description; and to hold the stock and other securities issued by subsidiary and other corporations engaged in any and every lawful kind of business or enterprise.

         (3) To conduct and carry on research work in, and to engage in any activity pertaining or incidental to any scientific, technical or other field or fields, and to render services of a scientific, technical, managerial, administrative or other nature to any person, association, firm, corporation, country, state, municipality or other governmental division or subdivision.

         (4) To engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue and have outstanding is:

         (i) 100,000,000 shares of Common Stock, $1 par value (hereinafter called the "Common Stock");

         (ii) 1,000,000 shares of Preference Stock, no par value (hereinafter called the "Preference Stock"); and

         (iii) 5,000,000 shares of Preferred Stock, $1 par value (hereinafter called the "Preferred Stock").

Each share of Common Stock shall have one vote. Each share of Preference Stock and Preferred Stock shall have such voting powers, if any, as shall be fixed by the Board of Directors as hereinafter provided. Except as expressly otherwise hereinafter provided or as required by law, all shares having a vote shall vote together and not as separate classes on all matters at meetings of stockholders.

         None of the holders of shares of stock of any class shall have any preemptive rights to subscribe to any additional issue of stock of any class.

(A)      PREFERRED STOCK

                 Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be

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         distinctly designated.  All shares of any one series of Preferred
         Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix the voting powers and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, without limitation, the following:

                          (1) The distinctive designation of, and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                          (2) The rate and times at which, and the terms and conditions on which, dividends, if any, on shares of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of Preferred Stock (all of which shall be preferred to all Preference Stock and the Common Stock) and whether such dividends shall be cumulative or non-cumulative;

                          (3) The right, if any, of the holders of shares of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                          (4) Whether or not shares of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which shares of such series may be redeemed;

                          (5) The rights, if any, of the holders of shares of such series (all of which shall be preferred to all Preference Stock and the Common Stock) upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation;

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                          (6)  The terms of the sinking fund or redemption or
                 purchase account, if any, to be provided for shares of such series; and

                          (7) The voting powers, if any, of the holders of such series which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

                 The relative powers, preferences and rights of each series of Preferred Stock in relation to the relative powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors and the consent, by class or series vote or otherwise, of the holders of any series of Preferred Stock outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series; provided, however, that the Board of Directors may provide as to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock. Subject to the provisions hereof, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                 Shares of Preferred Stock from time to time acquired by the Corporation upon redemption, purchase, conversion or otherwise shall be restored to the status of authorized but unissued shares of Preferred Stock without serial designation.

(B)      PREFERENCE STOCK

                 Subject to the provisions of Section (A) of this Article Fourth relating to the Preferred Stock, shares of Preference Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preference Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made

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         cumulative.  The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix the voting powers and the designations, preferences and relative, optional and other special rights and the qualifications, limitations and restrictions of such series, including, without limitation, the following:

                          (1) The distinctive designation of, and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                          (2) The rate and times at which, and the terms and conditions on which, dividends, if any, on shares of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of Preference Stock (all of which shall be subordinate to the Preferred Stock but preferred to the Common Stock) and whether such dividends shall be cumulative or non-cumulative;

                          (3) The right, if any, of the holders of shares of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                          (4) Whether or not shares of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which shares of such series may be redeemed;

                          (5) The rights, if any, of the holders of shares of such series (all of which shall be subordinate to the Preferred Stock but preferred to the Common Stock) upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation;

                          (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of such series; and

                          (7) The voting powers, if any, of the holders of such series which may, without limiting the generality of

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                 the foregoing, include the right, voting as a series or by itself or together with other series of Preference Stock or all series of Preference Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preference Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

                 The relative powers, preferences and rights of each series of Preference Stock in relation to the relative powers, preferences and rights of each other series of Preference Stock shall, in each case, be as fixed from time to time by the Board of Directors and the consent, by class or series vote or otherwise, of the holders of any series of Preference Stock outstanding shall not be required for the issuance by the Board of Directors of any other series of Preference Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series; provided, however, that the Board of Directors may provide as to any series of Preference Stock that the consent of the holders of a majority (or such greater proportion as shall be fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preference Stock. Subject to the provisions hereof, shares of any series of Preference Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                 Shares of Preference Stock from time to time acquired by the Corporation upon redemption, purchase, conversion or otherwise shall be restored to the status of authorized but unissued shares of Preference Stock without serial designation.

(C)      COMMON STOCK

                 Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividend shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock and of the Preference Stock, or except as may be provided by the laws of the State of Delaware, the holders of the Common Stock shall have exclusively all other rights of stockholders including but not by way of limitation (i) the right to receive dividends, when and as declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets

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         upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally all of the assets and funds of the Corporation remaining after the payment to the holders of other classes of stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as hereinbefore provided.

                 Before any sum or sums shall be set aside for or applied to the purchase of Common Stock and before any dividend shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in Common Stock), the Corporation shall comply with any sinking fund provisions applicable to Preferred Stock and to Preference Stock of all series then outstanding.

         FIFTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         SIXTH: The Board of Directors is expressly authorized and empowered to make, alter and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any or all By-laws made by the Board of Directors.

         SEVENTH: Any director or any officer of the Corporation elected or appointed by the stockholders of the Corporation or by its Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

         EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

         NINTH:

         (A) Except as expressly permitted in paragraph (B) hereof, any purchase by the Corporation, or any subsidiary of the Corporation, of shares of Voting Stock (as hereinafter defined) from a person or persons known by the Board of Directors of the Corporation to be an Interested Stockholder (as hereinafter defined), and who has beneficially owned such Voting Stock for less than 24 months prior to the date of such purchase, at a price in excess of the interested Stockholder's Average Price (as hereinafter defined), shall require the affirmative vote

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                 of not less than a majority of the votes cast by the holders, voting together as a single class, of all then outstanding shares of capital stock of the Corporation entitled to vote generally on matters relating to the Corporation, excluding for this purpose the votes by the Interested Stockholder, unless a greater vote shall be required by law.

         (B) The provisions of paragraph (A) hereof shall not be applicable to any purchase of shares of Voting Stock if such purchase is pursuant to (i) an offer of substantially the same value to all holders of the outstanding shares of the same class as those purchased, (ii) a tender offer or exchange offer by the Corporation for some or all of the outstanding shares of a class of Voting Stock made on the same terms to all holders of such shares, or (iii) any purchase effected on the open market and not the result of a privately-negotiated transaction.

         (C)     For the purposes of this Article NINTH:

                 (i) "Voting Stock" shall mean any stock of the Corporation having the right to vote generally on matters relating to the Corporation and any security which is convertible into such stock.

                 (ii) "Interested Stockholder" shall mean any person who or which is the beneficial owner, directly or indirectly, of Voting Stock possessing 5% or more of the aggregate vote of all outstanding shares of Voting Stock, excluding from the foregoing:

                          (a) The Corporation or any subsidiary of the Corporation;

                          (b) Any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary thereof, or any trustee or other fiduciary with respect to any such plan when acting in such capacity; or

                          (c) any person who was the owner of 5% or more of the Voting Stock on March 15, 1985 (or the estate of such person).

                 (iii) A person shall be a "beneficial owner" of any Voting Stock of the Corporation:

                          (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

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                          (b)     which such person or any of its Affiliates or
                                  Associates has (i) the right to acquire
                                  (whether such right is exercisable
                                  immediately or only after the passage of
                                  time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) any right to vote pursuant to any agreement, arrangement or understanding; or

                          (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing any Voting Stock of the Corporation.

                 (iv) For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph
                          (ii) hereof, Voting Stock outstanding shall be deemed to comprise all Voting Stock deemed owned through application of subparagraph (iii) hereof, but shall not include other Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                 (v) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 15, 1985.

                 (vi) "Interested Stockholder's Average Price" shall mean as to each class of stock or other security which constitutes Voting Stock the average price per unit thereof paid for all such stock or other securities purchased within 24 months prior to the date of determination by the Interested Stockholder to all persons (other than persons who at the time of purchase were Interested Stockholders or Affiliates or Associates thereof), excluding all brokerage commissions, dealers' fees and other expenses of the Interested Stockholder relating to the acquisition of such Voting Stock.

         (D) The Board of Directors shall have the power and duty to determine, for purposes of this Article, on the basis of information known to the Board:

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                 (i)      the amount of Voting Stock beneficially owned by any
                          person;

                 (ii) when such person acquired a beneficial interest in such Voting Stock;

                 (iii)    whether such person owns 5% or more of the Voting
                          Stock;

                 (iv) the aggregate number of shares of stock and the aggregate amount of any other security outstanding at any time;

                 (v) whether a person is an Affiliate or Associate of another;

                 (vi) whether paragraphs (A) or (B) above are or have become applicable in respect of a proposed purchase of Voting Stock by the Corporation; and

                 (vii) if so, the Interested Stockholder's Average Price of any Voting Stock owned by a person;

                 and any such determination made in good faith shall be conclusive and binding for all purposes of this Article.

         TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         IN WITNESS WHEREOF, The Actava Group Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Frederick B. Beilstein, III, its Senior Vice President, Treasurer and Chief Financial Officer, and attested by Walter M. Grant, its Senior Vice President, this 24th day of March, 1994.

                                         THE ACTAVA GROUP INC.

(Corporate Seal)
                                         By:  /s/ Frederick B. Beilstein, III
- -----------------------------                 ---------------------------
                                              Frederick B. Beilstein, III
                                              Senior Vice President,
                                              Treasurer and Chief
                                              Financial Officer


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ATTEST:
/s/ Walter M. Grant
- -----------------------------
Walter M. Grant
Senior Vice President
Secretary and General Counsel


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